NOTICE OF ARTICLES

A.	NAME OF COMPANY

Set out the name of the company as set out in Item A of the Incorporation Application.

NORTHSTAR HEALTHCARE INC.

B.	TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada

N/A

C.	DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9:00a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME	DELIVERY ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE	MAILING ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE
			c/o The Feldman Law Firm LLP,	c/o The Feldman Law Firm LLP,
Feldman,	Stewart A.		1850 Galleria Tower II, 5051	1850 Galleria Tower II, 5051
			Westheimer Road	Westheimer Road
			Houston, Texas, USA 77056-	Houston, Texas, USA 77056-
			5604	5604

D. REGISTERED OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)
1900 - 355 Burrard Street, Vancouver, BC V6C 2G8
MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)
1900 - 355 Burrard Street, Vancouver, BC V6C 2G8
E. RECORDS OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)
1900 - 355 Burrard Street, Vancouver, BC V6C 2G8
MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)
1900 - 355 Burrard Street, Vancouver, BC V6C 2G8

F	AUTHORIZED SHARE STRUCTURE

Identifying name of class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or Indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
	MAXIMUM NUMBER OF SHARES AUTHORIZED OR "NO MAXIMUM NUMBER"	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Common	Unlimited	without par value	n/a	No

VAN\\SANTOSG\53502.1

Rev. 2005/3/2
FORM 1 - Leitch Systems Design Inc. -Approved July 4, 2005	NOA Page 1
Adapted and reprinted with permission of the Province of British Columbia-© 2004